Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Shareholders of BNC Bancorp

We have audited the accompanying statement of assets acquired and liabilities assumed by BNC Bancorp and subsidiary (the “Company”) pursuant to the Purchase and Assumption Agreement, dated April 9, 2010, executed by the Company with the Federal Deposit Insurance Corporation. This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the accompanying statement of assets acquired and liabilities assumed by BNC Bancorp pursuant to the Purchase and Assumption Agreement dated April 9, 2010, is fairly presented, in all material respects, in conformity with accounting principles generally accepted in the United States of America.

/s/ Cherry, Bekaert, & Holland, L.L.P.
Charlotte, North Carolina June 24, 2010

Statement of Assets Acquired and Liabilities Assumed

by Bank of North Carolina (a wholly-owned subsidiary of BNC Bancorp)

(In thousands)

April 9, 2010
Assets Acquired
Cash and due from banks	$61,112
Investment securities available for sale	59,961
Loans	356,842
FDIC indemnification asset	87,765
Other real estate owned	6,721
Core deposit intangible	1,118
Accrued interest receivable	2,717
Other assets	5,704

Total assets acquired	$581,940

Liabilities Assumed
Deposits	$499,983
Borrowings	60,569
Deferred tax liability	7,436
Other liabilities	2,099

Total liabilities assumed	$570,087

Net assets acquired	$11,853

Notes to Statement of Assets Acquired and Liabilities Assumed

by Bank of North Carolina (a wholly-owned subsidiary of BNC Bancorp)

Note 1 — Basis of Presentation

Bank of North Carolina (referred to herein as the “Bank”), which was chartered in 1991, is a North Carolina chartered bank headquartered in Thomasville, North Carolina. All of the stock for the Bank is owned by BNC Bancorp (referred to herein as the “Company”) which was incorporated in North Carolina during 2002, for the purpose of acting as the holding company for the Bank. The shares of the Company’s common stock trade on the Nasdaq Global Market under the ticker symbol “BNCN”.

The accounting and reporting policies of the Company are in conformity with accounting principles generally accepted in the United States of America. As described in Note 2 – FDIC-Assisted Acquisition, the Bank acquired substantially all assets and assumed substantially all liabilities of the former Beach First National Bank (referred to herein as “Beach First”) in a Federal Deposit Insurance Corporation (“FDIC”)-assisted acquisition (the “Beach First Acquisition”) on April 9, 2010. The Bank has determined that the acquisition of Beach First constitutes a business combination as defined by the FASB ASC Topic 805: Business Combinations. The Business Combinations topic establishes principles and requirements for how the acquirer of a business recognizes and measures in its financials statements the identifiable assets acquired and the liabilities assumed. Accordingly, the estimated fair values of the acquired assets, including the FDIC indemnification asset and identifiable intangible assets, and the assumed liabilities in the Beach First Acquisition were measured and recorded at the April 9, 2010, acquisition date.

Fair value of assets acquired and liabilities assumed

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date reflecting assumptions that a market participant would use when pricing an asset or liability. In some cases, the estimation of fair values requires management to make estimates about discount rates, future expected cash flows, market conditions and other future events that are highly subjective in nature and subject to change. We describe below the methods used to determine the fair values of the significant assets acquired and liabilities assumed.

Cash and due from banks

The carrying amounts approximate fair values due to the short-term nature of these instruments.

Investment securities available for sale

The fair values for investment securities are based on quoted market prices, where available. If quoted market prices are not available, fair value estimates are based on observable inputs including quoted market prices for similar instruments, quoted market prices that are not in an active market or other inputs that are observable in the market. In the absence of observable inputs, fair value is estimated based on pricing models and/or discounted cash flow methodologies. Investment securities are considered Level 2 under FASB ASC Topic 820 Fair Value Measurement.

Loans

The fair values for loans acquired were based on a discounted cash flow methodology that considered factors including the type of loan and related collateral, classification status, fixed or variable interest rate, term of loan and whether or not the loan was amortizing, and current discount rates. Loans were grouped together according to similar characteristics and were treated in the aggregate when applying various valuation techniques. The discount rates used for loans are based on current market rates for new originations of comparable loans and include adjustments for liquidity concerns. The discount rate does not include a factor for credit losses as that has been included in the estimated cash flows. Loans are considered nonrecurring Level 3 under FASB ASC Topic 820 Fair Value Measurement.

Loans acquired in business combinations with evidence of credit deterioration since origination and for which it is probable that all contractually required payments will not be collected are considered to be credit impaired. Evidence of credit quality deterioration as of purchase dates may include information such as past-due and nonaccrual status, borrower credit scores and recent loan to value percentages. Acquired credit-impaired loans are accounted for under the accounting guidance for loans and debt securities acquired with deteriorated credit quality, found in ASC Topic 310-30, Receivables—Loans and Debt Securities Acquired with Deteriorated Credit Quality, and initially measured at fair value, which includes estimated future credit losses expected to be incurred over the life of the loans. Accordingly, allowances for credit losses related to these loans are not carried over and recorded at the acquisition dates. Loans acquired through business combinations that do not meet the specific criteria of ASC Topic 310-30, but for which a discount is attributable, at least in part to credit quality, are also accounted for under this guidance. As a result, related discounts are recognized subsequently through accretion based on the expected cash flow of the acquired loans.

FDIC indemnification asset

The FDIC indemnification asset is measured separately from the related covered asset as it is not contractually embedded in the assets and is not transferable with the assets should the Bank choose to dispose of them. Fair value was estimated using projected cash flows related to the loss sharing agreements based on the expected reimbursements for losses and the applicable loss sharing percentages. These expected reimbursements do not include reimbursable amounts related to future covered expenditures. These cash flows were discounted to reflect the uncertainty of the timing and receipt of the loss sharing reimbursement from the FDIC.

Other real estate owned

Other real estate owned is presented at its estimated fair value that management expects to receive when the property is sold, net of related costs of disposal.

Core deposit intangible

This intangible asset represents the value of relationships that Beach First had with its deposit customers. The estimated fair value of the core deposit intangible asset was based on a valuation prepared by an independent third party. In determining the estimated life and valuation, core deposits, which excluded brokered and internet time deposits, were analyzed based on factors such as type of deposit, deposit retention, interest rates, and age of the deposit relationships. Based on this valuation, the core deposit intangible asset will be amortized over the projected useful lives of the related deposits on an accelerated basis.

Other assets

Included in other assets are the fair values of acquired FHLB stock and Federal Reserve stock amounting to $3.7 million and $1.1 million, respectively. The stock for both the FHLB and the Federal Reserve are generally redeemable and is presented at the redemption value.

Deposits

The fair values used for demand and savings deposits are, by definition, equal to the amount payable on demand at the reporting date. The fair values for time deposits are estimated using a discounted cash flow calculation that applies interest rates currently being offered on time deposits to a schedule of aggregated contractual maturities of such time deposits.

Borrowings

The fair value for FHLB advances is estimated using a discounted cash flow methodology, which includes an estimated prepayment penalty, based on the current market rates for comparable FHLB advances.

Deferred tax liability

The deferred tax liability relates to the differences between the financial statement and tax basis of assets acquired and liabilities assumed in this transaction.

Use of estimates

Management of the Bank made a number of significant estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the statement of assets acquired and liabilities assumed. Management exercised significant judgment regarding assumptions about market participant expectations regarding discount rates, future expected cash flows including prepayments, default rates, market conditions and other future events that are highly subjective in nature, and subject to change, and all of which affected the estimation of the fair values of the net assets acquired in the Beach First Acquisition. Actual results could differ from those estimates. Others provided with the same information could draw different reasonable conclusions and calculate different fair values. Changes that may vary significantly from our assumptions include loan prepayments, the rate of default, the severity of defaults, the estimated market values of collateral at disposition, the timing of such disposition, and deposit attrition.

Note 2— FDIC-Assisted Acquisition

On April 9, 2010, the Bank acquired certain assets and assumed certain liabilities of Beach First from the FDIC in an FDIC-assisted transaction. The loans and other real estate owned acquired as part of the Agreement, are covered by two loss share agreements between the FDIC and the Bank (one for single family residential mortgage loans and the other for all other loans and other real estate owned), which affords the Bank significant loss protection. Under the terms of the loss share agreements, the FDIC will absorb 80% of losses and share in 80% of loss recoveries. The term for the loss share agreement for single family residential mortgage loans is in effect for 10 years and the loss-share agreement for all other loans and other real estate owned is in effect for 5 years from the April 9, 2010 acquisition date and the loss recovery provisions are in effect for 10 years and 8 years, respectively, from the acquisition date.

In the acquisition, the Bank purchased $356.8 million in loans at fair value, $61.1 million of cash and due from banks, $60.0 million in investment securities available for sale, $6.7 million of other real estate owned and $8.4 million of other assets from the FDIC. The Bank also assumed liabilities with fair values of $500.0 million of deposits and $60.6 million in borrowings. In connection with the transaction, the Bank recorded $11.9 million in net after-tax gain associated with the acquisition, a FDIC indemnification asset of $87.8 million and a $1.1 million core deposit intangible.

Beach First was a full-service commercial bank headquartered in Myrtle Beach, South Carolina that operated seven branch locations in the Coastal South Carolina region. The Bank made this acquisition to enter into a new market outside the central North Carolina region and to allow the Bank to expand its geographic footprint. The assets acquired and liabilities assumed have been accounted for under the acquisition method of accounting (formerly the purchase method). The assets and liabilities, both tangible and intangible, were recorded at their estimated fair values as of the April 9, 2010 acquisition date. The application of the acquisition method of accounting resulted in a net after-tax gain of $11.9 million. A summary of the net assets received from the FDIC and the estimated fair value adjustments resulting in the net gain are as follows:

April 9, 2010
(In thousands)
Beach First’s cost basis net assets	$55,948
Cash payment from the FDIC	13,267
Fair value adjustments:
Investment securities available for sale	(472)
Loans	(130,934)
FDIC indemnification asset	87,765
Other real estate owned	(1,998)
Core deposit intangible	1,118
Time deposits	(1,396)
Borrowings	(2,491)
Deferred tax liability	(7,436)
Other liabilities	(1,518)

Net after-tax gain from Beach First Acquisition	$11,853

The net gain represents the excess of the estimated fair value of the assets acquired over the estimated fair value of the liabilities assumed and is influenced significantly by the FDIC-assisted transaction process. Under the FDIC-assisted transaction process, only certain assets and liabilities are transferred to the acquirer and, depending on the nature and amount of the acquirer’s bid, the FDIC may be required to make a cash payment to the acquirer.

Under the terms of the Agreement, the Bank has the option through July 8, 2010 to notify the FDIC of its intent to acquire the real estate, banking facilities, furniture and equipment of Beach First (“Beach First premises and equipment”) from the FDIC at their fair market value as of the acquisition date. The Bank and the FDIC are continuing to evaluate appraisals related to Beach First premises and equipment. Prior to the expiration of this option, the Bank will notify the FDIC of its intention to purchase certain Beach First premises and equipment. Substantially all of the Beach First premises and equipment subject to the purchase option described above has been leased from the FDIC on a month-to-month basis during the term of the purchase option.

Note 3 — Investment Securities Available for Sale

The Bank acquired $60.0 million of investment securities at estimated fair market value from the Acquisition. The acquired securities were predominantly U.S. Government agency and U.S. Government sponsored enterprise debt and enterprise sponsored mortgage-backed securities. The composition of the investment securities acquired is as follows:

April 9, 2010
(In thousands)
U.S. Government agency obligations	$26,719
Mortgage-backed securities	32,184
State and municipal securities	1,058

Total investment securities	$59,961

Approximately $33.8 million of the investment securities are pledged to secure borrowings. In addition, The Bank also acquired $3.7 million and $1.1 million in Federal Home Loan Bank stock and Federal Reserve Stock, respectively, and is included in other assets in the accompanying statement of assets acquired and liabilities assumed.

Investment securities have contractual terms to maturity and require periodic payments to reduce principal. In addition, expected maturities may differ from contractual maturities because obligors and/or issuers may have the right to call or prepay obligations with or without call or prepayment penalties. The estimated fair value of investment securities at April 9, 2010, is shown below by contractual maturity.

Fair Value
(In thousands)
Due within one year	$—
Due after one through five years	16,598
Due after five through ten years	19,085
Due after ten years	24,278

Total investment securities	$59,961

Note 4 — Loans

The contractual balance and fair value of acquired loans at April 9, 2010 is as follows:

	Amount	% of Loans
	(Dollars in thousands)
Contractual balance of acquired loans:
Real estate loans:
Residential single family	$150,253	31%
Residential multi-family	12,022	2%
Commercial mortgage	165,371	34%
Construction	110,176	23%

Total real estate loans	437,822	90%

Other loans:
Commercial and industrial	43,179	9%
Other consumer	6,775	1%

Total other loans	49,954	10%

Total contractual balance of acquired loans	487,776	100%

Fair value adjustment	(130,934)

Fair value of loans acquired	$356,842

Loans acquired in the Beach First Acquisition are referred to as “covered loans” as the Bank will be reimbursed for a substantial portion of any future losses on them under the terms of the FDIC loss-share agreements. The covered loans are reported in loans exclusive of the expected reimbursement from the FDIC. Covered loans are initially recorded at fair value at the acquisition date. At the acquisition date, the estimated fair value of the loan portfolio totaled $356.8 million.

At the April 9, 2010 acquisition date, the estimated fair value of Beach First’s loan portfolio subject to the loss-share agreement at $356.8 million, which represents the expected cash flows from the portfolio. In estimating such fair value, we (a) calculated the contractual amount and timing of undiscounted principal and interest payments and (b) estimated the amount and timing of undiscounted expected principal and interest payments. The amount by which the undiscounted expected cash flows exceed the estimated fair value is accreted into interest income over the life of the loans. The difference between the undiscounted contractual cash flows and the undiscounted expected cash flows is the nonaccretable difference. The nonaccretable difference represents an estimate of the credit risk in Beach First’s loan portfolio at the acquisition date. At April 9, 2010, credit-impaired loans totaled $161.8 million which represented unpaid balances of $275.2 million reduced by a discount of $113.4 million resulting from acquisition date fair value adjustments. The non-credit-impaired other loans totaled $195.0 million which represented unpaid balances of $212.6 million reduced by a discount of $17.6 million resulting from acquisition date fair value adjustments. The Bank evaluated the loans acquired for impairment in accordance with the provisions of FASB Topic 310-30: Loans and Debt Securities Acquired with Deteriorated Credit Quality. Credit-impaired loans are those loans showing evidence of credit deterioration since origination and it is probable, at the date of acquisition, that the Bank will not collect all contractually required principal and interest payments. Generally, the acquired loans that meet the Bank’s definition for nonaccrual status fall within the definition of credit-impaired covered loans. The loans acquired in the Beach First Acquisition are, and will continue to be, subject to the Bank’s internal and external credit review. As a result, if credit deterioration is noted subsequent to the April 9, 2010, acquisition date, such deterioration will be measured through the Bank’s loan loss reserving methodology and a provision for credit losses will be charged to earnings with a partially offsetting noninterest income item reflecting the increase to the FDIC indemnification asset for covered loans.

Note 5 — Core Deposit Intangible

The Company recorded a $1.1 million core deposit intangible with an estimated ten-year life. The estimated amortization expense for core deposit intangible asset for each of the next five years is as follows:

Year ending December 31:	Estimated Amortization Expense
(In thousands)
2010	$126
2011	149
2012	127
2013	114
2014	112
2015 & thereafter	490

Total	$1,118

Note 6 — Deposits

Deposits assumed are composed of the following at April 9, 2010:

	April 9, 2010
	Amount	Weighted Average Interest Rate
	(Dollars in thousands)
Non-interest bearing demand	$34,935	—
Interest-bearing demand	79,423	0.69%
Savings	3,636	0.61%
Time deposits:
Less than $100,000	131,282	2.23%
$100,000 and greater	249,311	1.91%
Time deposits fair value adjustment	1,396

Total	$499,983

At April 9, 2010, scheduled maturities of time deposits were as follows:

Year	April 9. 2010
(In thousands)
2010	$350,788
2011	28,134
2012	1,206
2013	124
2014 & thereafter	341

Total	$380,593

Note 7 — Borrowings

Borrowings assumed at April 9, 2010 consisted of repurchase agreements and FHLB advances. Repurchase agreements totaling $3.1 million, having a weighted average interest rate of 0.80%, are collateralized by investment securities. Due to the short-term nature of these repurchase agreements, no fair value adjustment was recorded for these borrowings. FHLB advances were secured by a blanket lien on eligible loans plus investment securities. The advances were recorded at their estimated fair value of $57.5 million, which was derived using pricing supplied by the FHLB. The advances can be repaid at any time with a prepayment penalty. The following table summarizes the FHLB advances outstanding and weighted average interest rate at April 9, 2010:

Year of Maturity	Estimated Amortization Amount	Rate
	(Dollars in thousands)
2010	$22,500	4.94%
2011	10,000	0.41%
2015	10,000	3.87%
2017	12,500	4.30%

Total	55,000	3.78%
Fair value adjustment	2,491

Total	$57,491

Note 8 — Deferred Tax Liability

The deferred tax liability of $7.4 million as of April 9, 2010, is related to the differences between the financial statement and tax basis of assets acquired and liabilities assumed in this transaction. For income tax purposes, the Beach First Acquisition will be accounted for as an asset purchase and the tax bases of assets acquired will be allocated based on fair values in accordance with the Internal Revenue Code and related regulations.

Note 9 — Subsequent Events

Subsequent events are events and transactions that occur after the balance sheet date but before financial statements are issued or are available to be issued. The effects of subsequent events and transactions are recognized in the financial statements when they provide additional evidence about conditions that existed at the balance sheet date. Management has evaluated events and transactions occurring subsequent to April 9, 2010, through the date of filing of this report. Such an evaluation resulted in no material adjustments to the accompanying financial statement.